EXHIBIT 6

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-6 (Registration Statement No. 333-71417) of (i) our report dated April 14, 2004 relating to the financial statements of the Subaccounts of MONY Variable Account L (ii) our reports dated April 8, 2003 and April 12, 2002 relating to the combined financial statements of MONY Variable Account L, (iii) our reports dated April 8, 2003 and April 12, 2002 relating to the financial statements of the Subaccounts of MONY Variable Account L — Strategist, MONYEquity Master, MONY Custom Equity Master, MONY Custom Estate Master, Corporate Sponsored Variable Universal Life, MONY Variable Universal Life and MONY Survivorship Variable Universal Life and (iv) our report dated February 4, 2004, except for matters described as subsequent events in Note 18, to which the date is March 9, 2004, relating to the consolidated financial statements of MONY Life Insurance Company and Subsidiaries, each of which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Statements” and “Independent Accountants” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

May 14, 2004